Exhibit 10.20

Execution Version

Luxor Capital Group, LP

1114 Avenue of the Americas, 29th Floor

New York, NY 10036

CONFIDENTIAL
January 16, 2014

RCS Capital Corporation

RCAP Holdings, LLC

RCS Capital Management, LLC

405 Park Avenue, 15th Floor

New York, New York 10022

Project Clifford
$120,000,000 of Convertible Notes

$270,000,000 of Convertible Preferred Securities

$50,000,000 of Common Stock

Commitment Letter

Ladies and Gentlemen:

You have advised Luxor Capital Group, LP and certain of its affiliates (together, the “Investor” or “we” or “us”) that RCS Capital Corporation, a Delaware corporation (the “Issuer” or “you”), and RCAP Holdings, LLC, a Delaware limited liability company (“Parent”) collectively own all of the issued and outstanding Class B equity interests in Realty Capital Securities, LLC, a Delaware limited liability company (“Realty Capital Securities”), RCS Advisory Services, LLC, a Delaware limited liability company, and American National Stock Transfer, LLC, a Delaware limited liability company (each, and together with any other entity in which the Issuer or Parent, directly or indirectly, owns a majority of the outstanding equity and/or control, a “Subsidiary” and together with Parent, and the Issuer, the “Issuer Parties”). You have further advised us that you intend to effect a merger pursuant to which Clifford Acquisition Co., a wholly-owned Subsidiary of the Issuer (“Merger Sub”) will merge (the “Merger”) into the corporation disclosed to us and referred to as “Clifford” (the “Company”) and consummate other related transactions such that the Company survives as a Subsidiary pursuant to that certain Agreement and Plan of Merger, dated as of January 16, 2014, by and among the Issuer, Merger Sub, the Company and the stockholder representative named therein (the “Merger Agreement”). You have further advised us that, in connection therewith, the Borrower (as defined in Summary of Terms and Conditions provided by Barclays Bank PLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. or their respective successors or assigns (the “Senior Facility Term Sheet”)) will obtain the senior secured credit facilities (the “Senior Facility”) described in the Senior Facility Term Sheet, in an aggregate principal amount of $725,000,000 and will enter into an engagement letter in connection therewith (the “Senior Facilities Engagement”)).

1.           Commitments.

In connection with the foregoing, the Investor is pleased to advise you of its commitment to purchase:

(a)          $120,000,000 (principal amount) of Convertible Notes (the “Convertible Notes”) at the price and pursuant to the terms and conditions set forth in the Summary of Terms for Convertible Notes attached hereto as Exhibit A (the “Convertible Notes Term Sheet”);

(b)          $270,000,000 (Liquidation Preference (as defined therein)) of Convertible Preferred Securities (the “Convertible Preferred Securities”) at the price and pursuant to the terms and conditions set forth in the Summary of Terms for Convertible Preferred Equity attached hereto as Exhibit B (the “Convertible Preferred Term Sheet”); and

(c)          up to $50,000,000 of the Issuer’s common stock (the “Common Stock”, and together with the Convertible Notes and the Convertible Preferred Securities, the “Subject Securities” and the acquisition thereof, the “Investment”) pursuant to the terms and conditions set forth in the Summary of Terms for Investment in Common Equity attached hereto as Exhibit C (the “Common Term Sheet”).

and, in each case, upon the terms and subject to the conditions set forth in Section 6 of this Commitment Letter (including the Term Sheets (as defined below), this “Commitment Letter”). The Common Term Sheet, the Convertible Notes Term Sheet, the Convertible Preferred Term Sheet, the Series D Shares Term Sheet (as defined below and as applicable) attached hereto as Exhibit D, and the Summary of Conditions Precedent for the Investment by the Issuer in the Subject Securities of RCS Capital Corporation attached hereto as Exhibit E (the “Conditions Precedent Term Sheet”) are referred to herein as the “Term Sheets”. As used herein, the term “Transactions” shall mean any transactions contemplated pursuant to this Commitment Letter and the Fee Letter (as defined below).

The Investment shall be made pursuant to the form of Securities Purchase Agreement attached hereto as Exhibit F (the “SPA”).

Notwithstanding anything in this Commitment Letter or the exhibits hereto to the contrary, as of the Closing Date on the same pro forma basis specified in the Senior Facility Term Sheet for determining the corporate ratings of the Borrower (as defined therein):

(a)	If (i) the Convertible Preferred Securities are afforded 100% equity treatment by both Moody’s Investor Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) and (ii) the Issuer shall have corporate ratings or the first lien facility portion of the Senior Facility shall have facility ratings of less than, in either case, B2 (stable) from Moody’s and B (stable) S&P, the Investor will either, subject to the consent of the Investor and the Issuer, each such consent not to be unreasonably withheld, conditioned or delayed, (A) within 24 hours of receipt of notice that such equity treatment and the minimum rating by Moody’s and S&P have not been obtained, restructure the Convertible Preferred Securities to the minimum extent necessary such that they would be afforded the facility ratings set forth above, and if such restructuring is unsuccessful, then (B) instead of purchasing the Convertible Notes, the Investor will purchase $120 million Liquidation Preference ($80 million net proceeds) of Convertible Preferred Securities of the Issuer on the same terms as appear in the Convertible Preferred Securities Term Sheet. For the avoidance of doubt, the receipt of a rating is not a condition to the Investor’s obligations pursuant to this Commitment Letter.

(b)	If the Convertible Preferred Securities are not afforded 100% equity treatment by both Moody’s and S&P, then the Investor will either, subject to the consent of the Investor and the Issuer, each such consent not to be unreasonably withheld, conditioned or delayed, (i) within 24 hours of receipt of notice that such equity treatment and the minimum rating by Moody’s and S&P have not been obtained, restructure the Convertible Preferred Securities to the minimum extent necessary such that they would be afforded 100% equity treatment by both Moody’s and S&P and if such restructuring is unsuccessful, then (ii) purchase $270 million Exchange Amount ($240 million net proceeds) of shares of Series D preferred stock (the “Series D Shares”) of the Issuer on the same terms as appear in the Series D Shares Term Sheet instead of purchasing the Convertible Preferred Securities pursuant to the Convertible Preferred Securities Term Sheet. For the avoidance of doubt, to the extent the Investor and the Issuer do not agree how to restructure the Convertible Preferred Securities pursuant to clause (i) above, the Investor will purchase the Series D Shares pursuant to clause (ii) above.

(c)	If, after the Investor and the Issuer have taken the steps described above, the Issuer shall have corporate ratings or the first lien facility portion of the Senior Facility shall have facility ratings of less than, in either case, B2 (stable) from Moody’s and B (stable) S&P, then the Investor will purchase an additional $120 million Exchange Amount ($80 million net proceeds) of Series D Shares on the same terms as appear in the Series D Shares Term Sheet instead of purchasing the Convertible Preferred Securities and the Convertible Notes. For the avoidance of doubt, the receipt of a rating is not a condition to the Investor’s obligations pursuant to this Commitment Letter.

In the event any of the circumstances referred to in the foregoing three paragraphs should be triggered, the term “Subject Securities” in this Commitment Letter shall be deemed to refer to any securities to be issued in replacement for such securities.

2.           Exclusivity; Agreements.

During the period commencing on the date hereof and ending on the Closing Date (the “Exclusivity Period”), the Investor shall have the exclusive right to (i) provide debt securities and equity capital (other than (a) the senior loans (including the Incremental Facility, as defined in the Senior Facility Term Sheet) set forth in the Senior Facility Term Sheet (of which up to $150,000,000 may be comprised of other debt securities or preferred or common equity securities as contemplated by the Senior Facility Term Sheet (the “Second Lien Takeout”)) or as permitted in Section 3 (Market Flex) under the Senior Facilities Engagement (but in each case, subject to the limitation on convertible/equity-linked preferred securities set forth in the Convertible Preferred Term Sheet)),(b) the first Well-Marketed, Underwritten Public Offering (as defined in the Common Term Sheet) or (c) the issuance of common equity to the Principals of the Parent in the absence of a Well-Marketed, Underwritten Public Offering (collectively, the “Exclusivity Exceptions”)) to the Issuer Parties, RCS Capital Management, LLC (the “Manager”), the Company and each of their subsidiaries (the parties listed in this clause (b), the “Restricted Entities”) in connection with the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Transactions”) and (ii) negotiate with the Restricted Entities with respect to the Investment and the Subject Securities. In addition, subject to the Exclusivity Exceptions, none of the Restricted Entities shall, and each shall cause each of its subsidiaries and its and their respective officers, directors, employees, members and shareholders, agents, investment bankers, financial advisors, attorneys, accountants and other representatives (collectively, the “Representatives”) not to, directly or indirectly:

(1)          initiate, solicit or knowingly encourage any inquiries with respect to or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, any Alternative Investment Transaction (as defined below);

(2)         enter into, engage in, continue or otherwise participate in any discussions or negotiations in connection with (or any offer or proposal for) any Alternative Investment Transaction, or provide any Information (as defined below) or projections to any person or entity (other than the Investor or its representatives) or for the purpose of initiating, soliciting or encouraging any Alternative Investment Transaction (including to afford any access to the personnel, offices, facilities, properties or books and records) or otherwise knowingly facilitate or encourage any effort or attempt to make, finance or implement any Alternative Investment Transaction; or

(3)         approve or recommend, or make any public statement regarding, or enter into any agreement, agreement in principle, understanding, term sheet, letter of intent, purchase agreement, option or similar instrument or arrangement relating to any Alternative Investment Transaction.

“Alternative Investment Transaction” means the incurrence of debt securities or the raising of equity capital by or any other investment in any of the Restricted Entities (other than those contemplated in this Commitment Letter and the Exclusivity Exceptions (or any alternative financing thereof)).

Each of the Restricted Entities shall, shall cause its Representatives to, immediately cease and suspend any existing activities, discussions or negotiations with any person or entity (other than the Investor or its representatives) conducted heretofore with respect to any Alternative Investment Transaction. Each of the Restricted Entities hereby represents that neither it, nor any of its Representatives, is currently bound by any other agreement relating to an Alternative Investment Transaction and that the execution of this Commitment Letter does not and will not violate any agreement by which any such person or entity is bound or to which any of their respective assets are subject.

Notwithstanding the forgoing, and subject to the Exclusivity Exceptions, if a Restricted Entity proposes an offering of debt or equity securities that is necessary to fund Merger Transactions (assuming the performance by the Investor hereunder) to the Investor and the Investor chooses not to participate, the Restricted Entity may offer debt or equity securities, on the same or substantially similar terms as were offered to the Investor, to a third party without the same being a violation of this Section 2. For the avoidance of doubt, no such offering of debt or equity securities shall relieve the Restricted Entities from their obligations hereunder.

The Investor acknowledges and agrees that Realty Capital Securities may be engaged by the Issuer to act as co-advisor and co-manager in connection with the Merger and the Issuer’s financing thereof, pursuant to terms as may be mutually agreed to among the Issuer, Realty Capital Securities and Barclays Bank PLC, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. or their respective successors or assigns, in their capacities as arrangers under the Senior Facility.

Each Issuer Party shall use its reasonable best efforts to consummate the Merger and the Transactions; provided that, for the avoidance of doubt, each Issuer Party’s use of reasonable best efforts shall not be a condition precedent to the funding of the Investment on the Closing Date. Each Issuer Party shall use its commercially reasonable best efforts to consummate the first Well-Marketed, Underwritten Public Offering but the compliance with such covenant shall not be a condition precedent to the funding of the Investment (other than the Common Stock) on the Closing Date. Unless the Termination (as defined below) occurs, the Issuer Parties shall, subject to the satisfaction of the applicable conditions precedent in favor of the Issuer Parties expressly set forth in Section 6 of this Commitment Letter and in Section 1 of the Fee Letter, consummate the Investment and the Transactions, and the Issuer shall issue the Subject Securities to the Investor on the Closing Date.

3.           Representations and Warranties of the Issuer and Parent. In addition to any customary representations and warranties to be made in Section 4 of the SPA, the Issuer, Parent (other than with respect to Section 3(e)) and Manager (with respect to itself only) severally represent and warrant to us as follows:

(a)          Each of Parent, the Issuer and the Manager is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)          Each of Parent, the Issuer and the Manager has all necessary corporate, limited liability company, partnership, trust or other entity power and authority to execute, deliver and perform its or his obligations under this Commitment Letter. The execution, delivery and performance of this Commitment Letter by each of Parent, the Issuer and the Manager and the consummation of the Transactions have been duly authorized by all necessary action on the part of each of Parent, the Issuer and the Manager. This Commitment Letter has been duly executed and delivered by each of Parent, the Issuer and the Manager and, subject to the due authorization, execution and delivery of this Commitment Letter by the Investor, this Commitment Letter constitutes the legal, valid and binding obligation of each of Parent, the Issuer and the Manager, enforceable against each of Parent, the Issuer and the Manager in accordance with its terms.

(c)          The execution and delivery of this Commitment Letter by each of Parent, the Issuer and the Manager does not, and the performance by each of Parent, the Issuer and the Manager of its obligations hereunder and the consummation by each of Parent, the Issuer and the Manager of the Transactions will not (i) violate or conflict with any charter, bylaw or other organizational document of each of Parent, the Issuer and the Manager, (ii) violate, conflict with, result in a breach of or constitute a default under, any contract to which each of Parent, the Issuer and the Manager is a party or by which each of Parent, the Issuer and the Manager or any of its respective properties or assets is bound or (iii) violate or conflict with any law applicable to each of Parent, the Issuer and the Manager or its properties or assets except, in the case of each of clauses (i) through (iii) above, that would not prevent or impede the ability of such party to perform in all material respects its obligations under this Commitment Letter.

(d)          Except as expressly contemplated by the Term Sheets and as set forth on Schedule 1 hereto, the execution, delivery and performance by each of Parent, the Issuer and the Manager of this Commitment Letter, and the consummation by each of Parent, the Issuer and the Manager of the actions to be taken by it hereunder in accordance with the terms hereof, do not and will not require any approval by any governmental authority or approval by any third party.

(e)          None of the documents filed by the Issuer with the Securities and Exchange Commission (the “SEC”, and all such documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Issuer SEC Documents”) contained, and the documents required to be filed by the Issuer with the SEC after the date hereof (the “Subsequent Issuer SEC Documents”) will not contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Issuer SEC Document has been revised or superseded by a later filed Issuer SEC Document, none of the Issuer SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)          With respect to information relating to the Issuer Parties and their affiliates and the Company and its subsidiaries, to the best of the Issuer’s and Parent’s knowledge: (a) all information other than projections (the “Information”) that has been made available to us by you or any of your representatives, when taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) the projections that have been made available to us by you or any of your representatives have been prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time such projections were made available to us.

The representations and warranties set forth in this Section 3 will survive until the Closing Date, subject to Section 14, and, for the avoidance of doubt, the accuracy of such representations and warranties shall not be a condition precedent to the funding of the Investment on the Closing Date.

4.           Representations and Warranties of the Investor. In addition to any customary representations and warranties to be made in Section 5 of the SPA, the Investor represents and warrants to you as follows:

(a)          The Investor is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)          The Investor has all necessary corporate, limited liability company, partnership, trust or other entity power and authority to execute, deliver and perform its or his obligations under this Commitment Letter. The execution, delivery and performance of this Commitment Letter by the Investor and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Investor. This Commitment Letter has been duly executed and delivered by the Investor and, subject to the due authorization, execution and delivery of this Commitment Letter by each of Parent, the Issuer and the Manager, this Commitment Letter constitutes the legal, valid and binding obligation of Investor, enforceable against the Investor in accordance with its terms.

(c)          The execution and delivery of this Commitment Letter by the Investor does not, and the performance by the Investor of its obligations hereunder and the consummation by the Investor of the Transactions will not (i) violate or conflict with any charter, bylaw or other organizational document of the Investor, (ii) violate, conflict with, result in a breach of or constitute a default under, any contract to which the Investor is a party or by which the Investor or any of its properties or assets is bound or (iii) violate or conflict with any law applicable to the Investor or its properties or assets except, in the case of each of clauses (i) through (iii) above, that is not intended to and would not prevent or impede the ability of the Investor to perform its obligations under this Commitment Letter.

(d)          Except as set forth on Schedule 2 hereto, the execution, delivery and performance by the Investor of this Commitment Letter, and the consummation by the Investor of the actions to be taken by it hereunder in accordance with the terms hereof, do not and will not require any approval by any governmental authority or approval by any third party.

(e)          The Investor is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Subject Securities and it acknowledges that the Subject Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and understands that the Subject Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Subject Securities and is presently able to afford the complete loss of such investment; it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act; and it has been afforded access to information about the Issuer and each of its Subsidiaries and their financial condition and business sufficient to enable it to evaluate its investment in the Subject Securities.

(f)          The Investor acknowledges that the projections provided by the Issuer Parties are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results, and that no assurances can be given that the projected results will be realized.

The representations and warranties set forth in this Section 4 will survive until the Closing Date, subject to Section 14, and, for the avoidance of doubt, the accuracy of such representations and warranties shall not be a condition precedent to the funding of the Investment on the Closing Date.

5.           Premium and Other Consideration.

As consideration for the commitment hereunder, and our agreements to perform the services described herein, you and the other parties thereto agree to pay to us the Put Premium (as defined in the Fee Letter) and other consideration set forth in this Commitment Letter and in Sections 1 and 2 of the Fee Letter dated the date hereof and delivered herewith with respect to the Investment (the “Fee Letter”) on the terms and subject to the conditions set forth herein and therein.

6.           Conditions Precedent.

(a)          The Investor’s commitment hereunder, and our agreements to perform the services described herein, are subject solely to the satisfaction in all material respects of each of the conditions set forth in the Common Term Sheet (solely with respect to the purchase of Common Stock), the Conditions Precedent Term Sheet, Section 3.1 of the SPA and Section 1 of the Fee Letter.

(b)          Notwithstanding anything in this Commitment Letter (including the Term Sheets), the Fee Letter, the SPA, the Definitive Documents or any other letter agreement between you and us concerning the Investments to the contrary (i) the only representations the making or accuracy of which will be a condition to the availability of the Investment on the Closing Date will be (a) the representations made by or with respect to the Company in the Merger Agreement that are material to the interests of the Investor (but only to the extent that the breach of such representations and warranties would permit you not to close the Merger or to terminate the Merger Agreement) (the “Company Representations”) and (b) the Specified Representations (as defined below) and (ii) the terms of the Definitive Documents (as defined in the Conditions Precedent Term Sheet) will be in a form such that they do not impair the availability of the Investment on the Closing Date if all conditions required to be satisfied pursuant to this Section 6 have been satisfied. For purposes hereof, “Specified Representations” means the representations and warranties contained in Section 4 of the SPA relating to organization, capitalization, SEC disclosures, compliance with Laws (as defined in the Merger Agreement), requisite power and authority to enter into the SPA, qualification; due authorization, execution and delivery and enforceability of the SPA; no conflicts with organizational documents; Investment Company Act; margin stock; and Patriot Act and Foreign Corrupt Practices Act and Office of Foreign Assets Control.

7.           Indemnification; Expenses.

The Issuer and Parent jointly agree (a) to indemnify and hold harmless the Investor and its respective affiliates, officers, directors, employees, agents, controlling persons, members, agents and representatives and their successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Transactions, the Subject Securities, the Investment, or any related transaction or any claim, actions, suits, inquiries, litigation, investigation or proceeding (a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by any Issuer Party’s or the Company’s equity holders, creditors or any other third party or by the Issuer Parties, the Company, the Manager or any of their respective subsidiaries or affiliates), and to reimburse each such Indemnified Person upon demand for any reasonable documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or (ii) arising from a material breach of the Investor’s obligations under this Commitment Letter, or (B) any settlement entered into by such Indemnified Person without your written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that the foregoing indemnity will apply to any such settlement in the event that you were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense), and (b) without duplication of any fees set forth in the Fee Letter, regardless of whether the Investment (or any portion thereof) occurs, to reimburse the Investor from time to time (including on the date hereof for expenses incurred prior to the date hereof), upon presentation of a reasonably detailed summary statement, for all reasonable documented out-of-pocket expenses (including but not limited to expenses of our due diligence investigation, fees of consultants, travel expenses and fees, disbursements and other charges of counsel), in each case, incurred in connection with the Investment and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the SPA, the Definitive Documents and any ancillary documents or security arrangements in connection therewith). No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems. The foregoing provisions shall be superseded in each case by the applicable provisions that will be contained in the SPA and the Definitive Documents upon execution thereof and thereafter shall have no further force and effect. No Issuer Party shall, without the prior written consent of each applicable Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings, (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (c) does not include any equitable remedy enforceable against such Indemnified Person. For the avoidance of doubt, the failure or breach of the Restricted Entities’ obligations and agreements set forth in the Transaction Documents that are not conditions to the Investor’s obligations under the Transaction Documents shall nevertheless be subject to indemnification under this Commitment Letter, if applicable and the SPA.

8.           Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

Each of Parent, the Issuer and the Manager acknowledges that the Investor may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which an Issuer Party may have conflicting interests regarding the transactions described herein or otherwise. We will not furnish confidential information obtained from you by virtue of the Transactions or our other relationships with you to other companies. Each of Parent, the Issuer and the Manager also acknowledges that we do not have any obligation to use in connection with the Transactions, or to furnish to such party, confidential information obtained by us from other companies.

Each of Parent, the Issuer and the Manager further acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between any Issuer Party and the Investor is intended to be or has been created in respect of any of the Transactions, irrespective of whether the Investor has advised or is advising it on other matters, (b) the Investor, on the one hand, and the Issuer Parties and the Manager, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Investor, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the Transactions, (d) it has been advised that the Investor is engaged in a broad range of transactions that may involve interests that differ from its interests and that the Investor does not have any obligation to disclose such interests and transactions to it by virtue of any fiduciary, advisory or agency relationship, and (e) it waives, to the fullest extent permitted by law, any claims it may have against the Investor for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Investor shall not have any liability (whether direct or indirect) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of it, including its members, stockholders, employees or creditors.

9.           Additional Agreements.

Prior to the Closing Date, each Issuer Party shall operate their respective businesses in the ordinary course, consistent with past practice. In addition, prior to the Closing Date, no Subsidiary shall, and neither Parent, the Issuer nor the Manager shall directly or indirectly cause any Subsidiary to, make any dividend to any shareholder or member except to the extent that such dividends, in the aggregate, do not exceed $5,000,000 in the aggregate per fiscal quarter. For the avoidance of doubt, compliance with the foregoing obligation shall not be a condition to the Investor’s obligations to consummate the Transactions, but the Investor shall be entitled to indemnification pursuant to Section 7 for any breach of such provision.

The Issuer will use commercially reasonable efforts to obtain from Moody’s and S&P a corporate family rating of the Issuer and a credit rating for the Senior Facilities of at least B2 (stable) from Moody’s and B (stable) S&P; provided that in any event the Issuer Parties agree to prepare customary materials for and provide appropriate persons to meet with representatives of Moody’s and S&P no later than 30 days following the date hereof.

If, at any time from and after the date of this Commitment Letter, any further action is reasonably necessary to carry out the intents and purposes of this Commitment Letter or the Fee Letter, the Issuer Party, the Manager or the Investor, as applicable, shall promptly (or, in no case less than 30 days after receipt of notice of reason for further action) use its reasonable best efforts to take or cause to be taken all such necessary actions in accordance with and subject to the terms of this Commitment Letter or the Fee Letter, as applicable (including, without limitation, causing any applicable entity (the approval of which is necessary in order to carry out the intents and purposes of this Commitment Letter or the Fee Letter) to hold an annual or special meeting of any governing body or equity holders necessary to effect such approval). For the avoidance of doubt, compliance with the foregoing obligation shall not be a condition to the Investor’s obligations to consummate the Transactions, but the Investor shall be entitled to indemnification pursuant to Section 7 for any breach of such provision.

As soon as practical after the date hereof, and subject to the negotiation of a mutually acceptable and customary engagement letter, the Issuer will retain AlixPartners LLP (“AlixPartners LLP”) to collaborate with senior management of the Issuer and the Company in leading and managing the integration of the acquired businesses. AlixPartners services will include but not be limited to: (i) working with management of the Issuer and the Company to define the future state execution strategy; (ii) assisting in developing and implementing the financial controls and back office support of the consolidated entities; and (iii) developing and assisting in defining and capturing the targeted opportunities for the combined entities.

Working with senior management, AlixPartners will have an integral role (together with the senior management team) in implementing the consolidation with full access to corporate information, each subsidiary’s management team and the back office. AlixPartners will participate in appropriate senior management meetings and providing advice with the goal of assisting in the successful integration of the businesses. Prior to the termination of this Commitment Letter and after the receipt of a customary non-disclosure agreement but prior to the date of the launch of the first Well-Marketed, Underwritten Public Offering, the Issuer will provide AlixPartners with permission to share information (other than material non-public information of the Issuer) regarding their engagement with the Investor. The Issuer shall have the right to terminate its engagement with AlixPartners immediately upon termination of this Commitment Letter. For the avoidance of doubt, the Issuer will have no obligation to disclose material non-public information of the Issuer as a result of AlixPartners’ sharing information regarding their engagement with the Investor.

For the avoidance of doubt, the engagement of AlixPartners and the performance by AlixPartners and any of the Issuer or the Company in accordance with the foregoing two paragraphs shall not be a condition to the obligations of the Investor to consummate the Transactions, but the Investor shall be entitled to indemnification pursuant to Section 7 for any breach of such provision.

The Investor agrees to indemnify and hold harmless the Issuer and its respective affiliates, officers, directors, employees, agents, controlling persons, members, agents and representatives and their successors and assigns from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such person may become subject arising out of or in connection with any claim, actions, suits, inquiries, litigation, investigation or proceeding relating to AlixPartners’ sharing information regarding their engagement with the Investor.

10.         Miscellaneous.

This Commitment Letter shall not be assignable by any party without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). The Investor may assign its commitment hereunder (subject to the provisions set forth in this Commitment Letter) to one or more prospective affiliates or funds controlled by affiliates of the Investor, provided that such Investor shall not be released from the commitment hereunder so assigned to the extent such assignee fails to fund the portion of the commitment assigned to it on the Closing Date. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Commitment Letter, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. If any term, condition or other provision of this Commitment Letter is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Commitment Letter shall nevertheless remain in full force and effect. This Commitment Letter and the Fee Letter contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior understandings, whether written or oral, between the parties hereto with respect to the Investment and the Subject Securities. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided that, (A) the interpretation of the definition of “Material Adverse Effect” (and whether or not a Material Adverse Effect has occurred), (B) the determination of the accuracy of any COMPANY Representation and whether as a result of any inaccuracy thereof THE ISSUER PARTIES have the right to terminate THEIR obligations under or not to close the merger Agreement and (C) the determination of whether the MERGER HAS been consummated in accordance with the terms of the merger Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of DELAWARE, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto recognize and acknowledge that a breach of this Commitment Letter will cause irreparable and material loss and damage to the other parties hereto as to which such other parties will not have an adequate remedy at law or in damages and that, accordingly, the parties hereto agree (a) that the issuance of an injunction or other equitable remedy, shall be an appropriate remedy for any such breach and that any such remedy shall not be deemed to be the exclusive remedy for a breach by any party of this Commitment Letter but shall be in addition to any other remedy available to the non-breaching parties in law or in equity, and (b) to reimburse the non-breaching party seeking enforcement hereunder for the expenses and fees (professional and otherwise) which are incurred and paid by such parties in connection with any legal proceedings in which enforcement of this Commitment Letter is sought. For the avoidance of doubt, the failure or breach of the Restricted Entities’ obligations and agreements set forth in the Transaction Documents that are not conditions to the Investor’s obligations under the Transaction Documents shall nevertheless be subject to specific performance, as set forth above; provided, however, any such grant of specific performance shall not directly or indirectly delay the consummation of the Transactions.

11.         Jurisdiction.

Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the County of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to you or us shall be effective service of process for any suit, action or proceeding brought in any such court.

12.         Waiver of Jury Trial.

EACH PARTY HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

13.         Confidentiality.

This Commitment Letter is delivered to Parent, the Issuer and the Manager on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance, shall be disclosed, directly or indirectly, by Parent, the Issuer or the Manager to any other person except (a) to its officers, directors, employees, attorneys, accountants and advisors who are directly involved in the consideration of this matter or (b) as required by applicable law or compulsory legal process (in which case it agrees to inform us promptly thereof); provided that it may disclose this Commitment Letter and the contents hereof (but not the Fee Letter or the contents thereof other than pursuant to clause (i) and (iv) below, which in each case, will be redacted to remove all commercially sensitive terms) (i) to the Company and its subsidiaries and their affiliates and their respective officers, directors, employees, attorneys, accountants and advisors who are directly involved in the consideration of this matter, in each case on a confidential and need-to-know basis (ii) in any prospectus or other offering memorandum relating to the Subject Securities and the Investment, (iii) to any rating agencies; provided that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and the contents thereof) after the Closing Date and (iv) to any lenders or prospective lenders and their participants who may be providing financing pursuant to the Senior Facility.

14.         Surviving Provisions.

Sections 7, 8, 10, 11, 12, 13 and 14 of this Commitment Letter shall remain in full force and effect regardless of whether the SPA and the Definitive Documents shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Investor’s commitments hereunder and our agreements to perform the services described herein; provided that your obligations under this Commitment Letter and the Fee Letter, other than those provisions relating to confidentiality and information, shall automatically terminate and be superseded by the SPA and the Definitive Documents relating to the Investment and the Subject Securities upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.

15.         Board Appointments.

For so long as it owns at least $25 million (face amount) of Convertible Preferred Securities, the Investor shall be entitled to appoint one (1) independent director to the Issuer’s Board of Directors and one (1) Board observer. After the receipt of a customary non-disclosure agreement, such Board observer and independent director shall be appointed within five (5) business days of the date hereof and shall be subject to removal in the event this Commitment Letter is terminated without the Investor acquiring at least $25 million of the Convertible Preferred Securities in accordance with the terms of this Commitment Letter. Any person to be appointed as the independent director of Investor shall (i) meet the definition of “independent director” set forth in the rules and regulations of the NYSE for companies listed on the NYSE and applicable regulations promulgated by the SEC, and (ii) satisfy the reasonable criteria set forth in the Board charter. If such independent director is appointed to the Board of Directors by the Investor, he or she shall be subject to removal if the Investor does not acquire at least $25 million of Convertible Preferred Securities in accordance with the terms of the Commitment Letter.

16.         Acceptance and Termination.

If the foregoing correctly sets forth our agreement, please indicate your, the Manager’s and Parent’s acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 10:00 a.m., New York City time, on January 16, 2014. The Investor’s commitments hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to any Issuer Party or the Manager at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the Merger Agreement is terminated without the consummation of the Merger having occurred, each of the Investor and the Issuer may, in its sole discretion and with prior written notice to the other, terminate this Commitment Letter and the Investor’s commitments hereunder and agreements to perform services described herein without further obligation to any Issuer Party or the Manager other than those that expressly survive Termination pursuant to Section 14 of this Commitment Letter; provided, however, that no party hereunder may terminate this Commitment Letter if it is in material breach of its obligations hereunder. In the event that the Merger has not occurred by September 1, 2014 (subject to extension for up to three (3) one-month increments therefrom, being October 1, 2014, November 1, 2014 and December 1, 2014, in each case in accordance with the Merger Agreement), the Investor may, in its sole discretion and with prior written notice, terminate this Commitment Letter and the Investor’s commitments hereunder and agreements to perform services described herein without further obligation to any Issuer Party or the Manager other than those that expressly survive Termination pursuant to Section 14 of this Commitment Letter. “Termination” shall mean any termination of this Commitment Letter in accordance with this Section 16.

[Remainder of this page intentionally left blank]

We are pleased to have been given the opportunity to assist you in connection with the Investment.

Very truly yours,

LUXOR CAPITAL GROUP, LP

By	/s/ Norris Nissim
Name: Norris Nissim
Title: General Counsel

Signature Page to the Commitment Letter

Accepted and agreed to as of
the date first above written:

RCS Capital Corporation

By	/s/ Edward Michael Weil, Jr.
Name: Edward Michael Weil, Jr.
Title: President

RCAP Holdings, LLC

By	/s/ William M. Kahane
Name: William M. Kahane
Title: Managing Member

RCS CAPITAL MANAGEMENT, LLC

By	/s/ William M. Kahane
Name: William M. Kahane
Title: Managing Member

Signature Page to the Commitment Letter

Schedule 1

•	In connection with the Merger, approval of the Company’s Continuing Membership Application by FINRA pursuant to FINRA (NASD) Rule 1017(a)(4)

•	SEC, FINRA and NYSE clearances or approvals, as applicable, with respect to the Well-Marketed, Underwritten Public Offering

•	In connection with the Merger, the observance of the waiting period in connection with the Hart-Scott-Rodino Antitrust Improvements Act

•	In connection with the Investment, the observance of the waiting period in connection with the Hart-Scott-Rodino Antitrust Improvements Act

Schedule 2

•	In connection with the Merger, approval of the Company’s Continuing Membership Application by FINRA pursuant to FINRA (NASD) Rule 1017(a)(4)

•	In connection with the Investment, the observance of the waiting period in connection with the Hart-Scott-Rodino Antitrust Improvements Act

EXHIBIT A

SUMMARY OF TERMS FOR

CONVERTIBLE NOTES OF

RCS CAPITAL CORPORATION

The following is a summary of terms and conditions for the issuance of convertible notes by RCS Capital Corporation to certain affiliates of Luxor Capital Group LP.

Issuer:	RCS Capital Corporation (the “Issuer”) (NYSE:RCAP)
Issue:	Convertible Notes (the “Convertible Notes”)
Net proceeds:	$80 million
Investor:	Certain affiliates of Luxor Capital Group, LP (the “Investor”) who are accredited investors
Maturity:	7.5 years (presumed to be six months beyond last bank debt maturity) (the “Maturity Date”). The Convertible Notes shall not be callable.
Par Value:	One thousand dollars ($1,000)
Purchase Price	$666.67 per $1,000 Par Value
Interest:	Five percent (5%) per annum on the Par Value, payable in cash on a quarterly basis, in arrears (the “Interest”)
Rank/Security/ Guarantee/Subordination:

The Convertible Notes will be senior unsecured obligations of the Issuer; provided, however, that the Convertible Notes will be expressly subordinated to the Senior Facility (as defined in that certain Commitment Letter (the “Commitment Letter”) and any refinancing thereof. To the extent that any indebtedness of the Issuer (other than the Senior Facility or any senior indebtedness of the Issuer refinancing the Senior Facility) is guaranteed by any of the Issuer’s existing and future domestic subsidiaries, the Investor will receive the same guarantees on a pari passu basis, unless such guarantees are prohibited by the Senior Facility (in which case, such guarantees shall not be provided to any other such indebtedness).

Conversion by Investor:	At the Investor’s option, and subject to FINRA share cap and the approval of the Company’s stockholders to the extent required by the NYSE Listed Company Manual, if any, and to the extent permitted by the Senior Facility, all or any portion of the then outstanding Convertible Notes may be converted into a number of shares of Issuer common stock at the Conversion Price. The Conversion Price shall initially be 115% of the one-day VWAP of the Issuer’s Class A common stock on the trading day immediately prior to the announcement of Project Clifford (the “Conversion Price”).

Anti-Dilution:

The Conversion Price shall be subject to adjustment pursuant to customary anti-dilution provisions. In addition, if in connection with the first Well-Marketed, Underwritten Public Offering of Common Stock after the date of the Commitment Letter related to this Convertible Notes Term Sheet (as defined in the Commitment Letter), the common stock is sold to the public at a price lower than the one-day VWAP of the Issuer’s common stock on the trading day immediately prior to the announcement of Project Clifford, the Conversion Price shall be adjusted to equal 115% of the price at which the Issuer’s common stock is sold to the public in the Well-Marketed, Underwritten Public Offering (and, for the avoidance of doubt, shall remain subject to additional adjustments). A “Well-Marketed, Underwritten Public Offering” means a broadly marketed, SEC registered public offering, pursuant to a firm commitment underwriting led by one or more nationally recognized investment banks.

Registration Rights:

The Issuer agrees that within forty-five (45) days following the date of issuance of the Convertible Notes (the “Closing Date”), it will file with the SEC a continuously effective resale Registration Statement (subject to customary blackout periods) for the Convertible Notes and all shares of common stock issuable underlying the Convertible Notes. In addition, the Issuer shall use its reasonable best efforts to have the Registration Statement declared effective at the earlier of (i) one hundred-twenty (120) days from the Closing Date or (ii) five (5) days after receiving a no-review status from the SEC.

Covenants:

Customary negative covenants (made by the Issuer and each guarantor) materially consistent with a typical high yield covenant package and the negative covenants in the Senior Facility, reasonably acceptable to the Investor.

Events of Default:	Customary events of default materially consistent with the Senior Facility (but including defaults under the Senior Facility), reasonably acceptable to the Investor.
Certain Remedies:

In the event that: (i) the Convertible Notes are not converted and become due (whether at maturity, upon an event of default or otherwise) or (ii) there is a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer, or a sale of all or substantially all of the Issuer’s assets or business, the Investor will be entitled to the sum of the principal amount and accrued and unpaid Interest earned on the Convertible Notes (together, the “Investment Return”), prior and in preference to any payments made to equity holders of the Issuer.

Investor Put:

None, except at the option of the Investor, for all or part of its Convertible Notes, in the event of:

•   a Delisting Event (as defined below); or

•   a Qualifying Change of Control (as defined below) of the Issuer,

in each case in exchange for the Investment Return (subject to rights of record holders to receive interest for any interest payment date on or prior to the put date).

Delisting Event:

A Delisting Event shall be deemed to have occurred if the common stock of the Issuer is no longer listed and trading on a national securities exchange registered under the Exchange Act of 1934, as amended (the “Exchange Act”).

Change of Control:

A “Change of Control” will be deemed to have occurred if any of the following occurs:

(a) any “person” or “group” (other than current holders of Class B Common Stock or their affiliates) is or becomes the “beneficial owner,” directly or indirectly, of shares of the Issuer’s common stock, voting or otherwise, representing 50% or more of the total voting power or economic interests of all outstanding classes of the Issuer’s common stock, voting or otherwise; or (b) the Issuer consolidates with, or merges with or into, another person or the Issuer sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Issuer’s assets, or any person consolidates with, or merges with or into, the Issuer, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Issuer’s common stock, voting or otherwise, immediately prior to such transaction “beneficially own,” directly or indirectly, shares of the Issuer’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving or transferee person (or any parent thereof) immediately after giving effect to such transaction (all such terms having the meanings ascribed thereto in publicly-traded convertible securities of corporate issuers in the U.S. securities markets).

“Qualifying Change of Control” means any Change of Control other than any merger, consolidation, assignment, conveyance, sale, transfer, lease or other disposition constituting a Change of Control in which at least 90% of the consideration paid for the Issuer’s common shares, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock listed and trading on a national securities exchange registered under the Exchange Act, or which will be so listed and admitted immediately following such transaction and, as a result of such transaction, the Convertible Notes will become convertible into such shares of such common stock.

Prepayment:

Without the consent of the Investor, the Issuer may not repay any portion of the Convertible Notes, other than accrued Interest, prior to the Maturity Date. With the consent of the Investor, the Issuer may pay the Investment Return in whole or in part at any time without premium or penalty upon 10 days’ written notice, to the extent permitted by the Senior Facility. Any partial prepayments shall be applied to the Investment Return related to the principal amount being prepaid.

Tax Matters:

Notwithstanding anything to the contrary contained herein, the Issuer agrees that it shall cooperate in good faith with the Investor and its tax counsel to structure the terms of the Convertible Notes and the Investor’s other economic and legal arrangements with respect to the Issuer in manner designed to enable any interest paid to any affiliate of the Investor treated as a non-U.S. person for U.S. federal income tax purposes to qualify for the “portfolio interest” exemption under section 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended; provided, however, no such restructuring shall adversely impact the economics of the Convertible Notes to the Issuer or otherwise modify the Convertible Notes in a manner inconsistent with the terms and conditions of the Senior Facilities Term Sheet. For the avoidance of doubt, such restructuring shall not be a condition precedent to the funding of the Investment on the Closing Date.

Amendment, Modification, Waiver:	The Convertible Notes may not be amended or modified, and no agreement, covenant, condition or provision therein may be waived, without the consent of the holders of the majority of the par value of the Convertible Notes and no amendments of “sacred rights” except with the consent of each noteholder affected thereby.

EXHIBIT B

SUMMARY OF TERMS FOR

CONVERTIBLE PREFERRED EQUITY OF

RCS CAPITAL CORPORATION

The following is a summary of terms and conditions for the issuance of convertible preferred equity by RCS Capital Corporation to certain affiliates of Luxor Capital Group LP

Issuer:	RCS Capital Corporation (the “Issuer”) (NYSE:RCAP)
Issue:	Convertible Preferred Securities (the “Convertible Preferred Securities”)

Net Proceeds:	$240 million
Investor:	Certain affiliates of Luxor Capital Group LP (the “Investor”) who are accredited investors
Purchase Price:	88.89% of the Liquidation Preference per share
Rank:

Senior to all other equity of the Issuer other than preferred stock which is issued on parity with the Convertible Preferred Securities that is issued in accordance with the terms of the Convertible Preferred Securities. The Convertible Preferred Securities will be subordinate to and junior in right of payment to the prior payment of all indebtedness of the Issuer (whether outstanding on the date of the incurrence of the Convertible Preferred Securities or thereafter created, incurred or assumed).

Dividends:	The Convertible Preferred Securities shall be entitled to a dividend, payable in cash, at an annual rate of seven percent (7.00%) on the Liquidation Preference. The dividends shall be cumulative and, to the extent legally declared, dividends shall be paid monthly, in arrears. To the extent a monthly dividend is not paid in cash on a dividend payment date, such dividend shall cumulate at a rate of 8.00% per annum on the Liquidation Preference rather than the 7.00% per annum stated rate. In addition, beginning 24 months after the Closing Date, if the Issuer is more than 18 months in arrears on the payment of dividends and such arrearages are not the result of any prohibition on the payment of dividends under restricted junior payments provisions (taking into account any materiality thresholds, baskets and other exceptions and qualifications) of the Senior Facility (as defined in the Commitment Letter to which this term sheet forms a part (the “Commitment Letter”)) or any senior indebtedness of the Issuer refinancing the Senior Facility or the payment thereof is otherwise prohibited by law, the Investor shall be entitled to appoint an additional director (who need not be independent) to the Issuer’s Board of Directors, which director’s term shall end upon the Issuer becoming current with respect to dividends. Notwithstanding the foregoing, the right to appoint such an additional director shall terminate if any holder of Convertible Preferred Securities exercises a put of any Convertible Preferred Securities to the Existing Member (as defined in the Fee Letter).

The Convertible Preferred Securities shall participate on an as converted basis in dividends, if any, in excess of seven percent (7.00%) per annum over the then-current Fixed Conversion Price.

For the avoidance of doubt, the Issuer shall not be obligated to pay in cash any dividends on the Convertible Preferred Securities to the extent restricted by the Senior Facility, but such dividends shall continue to accrue (at the 8.00% rate).

Conversion:

Beginning immediately following their issuance, (the “Conversion Date”), the Convertible Preferred Securities shall be convertible and/or exchangeable into Issuer common stock as follows:

The Investor shall have the unilateral right to require the Issuer to convert some or all of the Convertible Preferred Securities and the Issuer shall then, subject to the FINRA share cap and the applicable limitations set forth in the NYSE Listed Company Manual, if any, convert the number of shares so selected by the Investor into shares of the Issuer’s common stock obtained by dividing the aggregate Liquidation Preference of the Convertible Preferred Securities by the Conversion Price;

provided, however, with respect to a conversion of the Convertible Preferred Securities in no event shall the Investor be obligated to accept Issuer’s common stock resulting in the ownership by the Investor of more than 9.9% of the Issuer’s common stock outstanding at such time of conversion (for purposes of Section 16 under the Exchange Act).

The Convertible Preferred Securities shall not be otherwise redeemable.

For purposes hereof:

“Liquidation Preference” on a per share basis will equal the one-day VWAP of the Issuer’s Class A common stock on the trading day immediately prior to the announcement of Project Clifford.

“Fixed Conversion Price” on a per share basis shall initially equal 110% of the initial Liquidation Preference, as may be adjusted from time to time.

“Conversion Price” on a per share basis, means the lowest of (i) a 2% discount to VWAP of the Issuer’s common stock for the ten (10) trading days prior to date of Investor’s election to convert, (ii) a 2% discount to closing price of the Issuer’s common stock on the date of Investor’s election to convert, and (iii) subject to the Anti-dilution and Price Protection, the Fixed Conversion Price.

Mandatory Conversion:	If at any time after the first 24 months after the Closing Date, (i) both the 1-day VWAP and the daily closing price of the Issuer’s common stock for the thirty (30) consecutive trading days prior exceeds 2.5x the Fixed Conversion Price and (ii) at least $10 million of the Issuer’s common stock is traded each day for a period of thirty (30) consecutive trading days (excluding any half trading days), then, at the option of the Issuer, the Investor shall be required to convert the Convertible Preferred Securities into shares of Issuer’s Class A common stock; provided, however, that in no event shall the Investor be obligated to accept Issuer’s common stock resulting in the ownership by the Investor of more than 9.9% of the Issuer’s common stock outstanding at such time of conversion (for purposes of Section 16 under the Exchange Act).

Anti-dilution and Price Protection:

The Conversion Price shall be subject to adjustment pursuant to customary anti-dilution provisions. In addition, if in connection with the first Well-Marketed, Underwritten Public Offering of Common Stock after the date of the Commitment Letter related to this Convertible Preferred Securities Term Sheet (as defined in the Commitment Letter), the common stock is sold to the public at a price lower than the then current Fixed Conversion Price, the Fixed Conversion Price shall be adjusted to equal to 110% of such price (and, for the avoidance of doubt, shall remain subject to additional adjustments).

Dividends:

While the Convertible Preferred Securities are outstanding, if (a) the consolidated leverage ratio is greater than 3.0x LTM Adjusted EBITDA or (b) the consolidated fixed charge coverage ratio (including preferred equity) is greater than 2.0x, no dividends will be declared or paid on any class of Issuer equity securities (other than the Convertible Preferred Securities).

“LTM Adjusted EBITDA” means net income, plus interest expense, plus tax expense, plus depreciation and amortization expense, plus employee share-based compensation expense, plus acquisition and integration related expenses and plus equity issuance and related offering costs.

Registration Rights	The Issuer agrees that within forty-five (45) days following the date of issuance of the Convertible Preferred Securities (the “Closing Date”), it will file with the SEC a continuously effective resale Registration Statement (subject to customary blackout periods) for the Convertible Preferred Securities and all shares of common stock issuable underlying the Convertible Preferred Securities. In addition, the Issuer shall use its reasonable best efforts to have the Registration Statement declared effective at the earlier of (i) one hundred-twenty (120) days from the Closing Date or (ii) five (5) days after receiving a no-review status from the SEC.

Covenants:

Customary negative covenants (made by the Issuer and each Restricted Subsidiary) materially consistent with a typical “shareholders agreement” for a “controlled entity” and not more restrictive to the Issuer than the negative covenants in the Second Lien Facility (or, if never entered into, a typical second lien facility), reasonably acceptable to the Investor, and specifically including:

•     incurrence of indebtedness or guarantees above 4.0x LTM Adjusted EBITDA;

•     issuances of any senior equity securities and issuances of any parity shares that are not perpetual or that are equity linked;

•     any change to the size of the Issuer’s Board of Directors;

•     amending organizational documents; and

•     transactions with affiliates outside of the ordinary course of business.

Board Seats:

For so long as it owns at least $25 million (face amount) of Convertible Preferred Securities, the Investor shall be entitled to appoint one (1) independent director to the Issuer’s Board of Directors, and, subject to the receipt of a customary non-disclosure agreement, one (1) Board observer), provided, however, this obligation will be deemed satisfied to the extent such appointments are made in accordance with the Commitment Letter. Any person to be appointed as the independent director of Investor shall meet the definition of “independent director” set forth in the rules and regulations of the NYSE for companies listed on the NYSE and applicable regulations promulgated by the SEC, and (ii) satisfy the reasonable criteria set forth in the Board charter. Notwithstanding the above, for so long as it owns at least $25 million (face amount) of Convertible Preferred Securities, if there is a Bankruptcy Event or an acceleration of the outstanding obligations of the Issuer under the Senior Facilities, the Investor shall be entitled to appoint one (1) additional director to the Issuer’s Board of Directors, which director’s term shall end upon the Issuer curing such acceleration.

“Bankruptcy Event” means either:

(a)        the Issuer, pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due; or

(b)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 60 consecutive days, that: (i) is for relief against the Issuer in an involuntary case; (ii) appoints a custodian of the Issuer or for all or substantially all of the property of the Issuer; or (iii) orders the liquidation of the Issuer.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

For the avoidance of doubt, when taken together with all the other rights to appoint directors to the Board of Directors of the Issuer, the holders of the Convertible Preferred Securities shall not be entitled to appoint a number of directors equal to 50% or more of the total number of seats on the Board.

Tax Matters:	Notwithstanding anything to the contrary contained herein, the Issuer agrees that it shall cooperate in good faith with the Investor and its tax counsel to structure (including any necessary restructuring or amendment of) the terms of the Convertible Preferred Securities as necessary and/or advisable, to minimize the tax risks to the Investor, provided, however, no such restructuring shall adversely impact the economics of the Convertible Preferred Securities to the Issuer or otherwise modify the Convertible Preferred Securities in a manner inconsistent with the terms and conditions of the Senior Facilities Term Sheet. For the avoidance of doubt, such restructuring shall not be a condition precedent to the funding of the Investment on the Closing Date.

EXHIBIT C

SUMMARY OF TERMS FOR
INVESTMENT IN COMMON EQUITY OF
RCS CAPITAL CORPORATION

The following is a summary of terms and conditions for the proposed issuance of common stock by RCS Capital Corporation to certain affiliates of Luxor Capital Group LP.

Issuer:	RCS Capital Corporation (the “Issuer”) (NYSE:RCAP)
Investment:

Investor agrees to purchase, in a private placement on a one-time basis, either: (a) if the Issuer raises $150 million or more (gross proceeds) in a Well-Marketed, Underwritten Public Offering of the Issuer’s common stock (the “New Stock”) prior to September 30, 2014, $50 million of New Stock (which, together with the gross proceeds of the Well-Marketed, Underwritten Public Offering and the Member Investment (defined below) will equal at least $210 million in proceeds to the Issuer) or (b) if the Issuer raises less than $150 million (gross proceeds) in a Well-Marketed, Underwritten Public Offering, an amount of New Stock equal to one-third of the gross proceeds to the Issuer. “Well-Marketed, Underwritten Public Offering” means a broadly marketed, SEC registered, public offering, pursuant to a firm commitment underwriting led by one or more nationally recognized investment banks. For the avoidance of doubt, Investor will acquire the New Stock on the later to occur of the closing of the Well-Marketed, Underwritten Public Offering or the Closing Date (defined below).

Purchase Price:	The same per share purchase price offered to the public as set forth in the Well-Marketed, Underwritten Public Offering
Investor:	Certain affiliates of Luxor Capital Group LP (the “Investor”) who are accredited investors
Registration Rights:

Investor acknowledges that it will be issued the New Stock in a private placement. The Issuer agrees that within forty-five (45) days following the date of issuance of the New Stock (the “Closing Date”), it will file with the SEC a continuously effective resale Registration Statement (subject to customary blackout periods) for the New Stock. In addition, the Issuer shall use its reasonable best efforts to have the Registration Statement declared effective at the earlier of (i) one hundred-twenty (120) days from the Closing Date or (ii) five (5) days after receiving a no-review status from the SEC.

Conditions Precedent:

The current Members of RCAP Holdings, LLC will acquire at least $10 million of New Stock at the same time as Investor (the “Member Investment”).

The consummation of a Well-Marketed, Underwritten Public Offering.

EXHIBIT D

SUMMARY OF TERMS FOR

SHARES OF SERIES D PREFERRED STOCK OF

RCS CAPITAL CORPORATION

The following is a summary of terms and conditions for the issuance of shares of Series D Preferred Stock (the “Series D Shares”) by RCS Capital Corporation to certain affiliates of Luxor Capital Group LP

Issuer:	RCS Capital Corporation (the “Issuer”) (NYSE:RCAP)
Issue:	Series D Preferred Stock (the “Series D Shares”)

Net Proceeds:	As set forth in the Commitment Letter
Investor:	Certain affiliates of Luxor Capital Group LP (the “Investor”) who are accredited investors
Purchase Price:

If the Series D Shares are acquired in lieu of the Convertible Preferred Securities, 88.89% of the Exchange Amount per share. If the Series D Shares are acquired in lieu of the Convertible Notes or as a result of the Investor’s purchase of an additional $120 million of Exchange Amount of Series D Shares, as contemplated by the second clause (c) of Section 1 of the Commitment Letter, 66.67% of the Exchange Amount per share.

Rank:	Senior to all existing shares of Series A Common Stock and Series B Common Stock of the Issuer and junior to any series of preferred stock of the Issuer.
Voting:

Except as set forth below under the caption “Dividends,” holders of the Series D Shares will not be entitled to vote to elect members of the Issuer’s Board of Directors or on matters of corporate governance or operations.

Dividends:

The Series D Shares shall be entitled to a non-cumulative cash dividend, payable in cash, at the election of the Issuer, at an annual rate of seven percent (7.00%) on the Exchange Amount and if not paid in cash, will nevertheless be entitled to a dividend payable in additional Series D Shares at an annual rate of eight (8.00%); provided that, in no instance will the Issuer issue additional Series D Shares unless the issuance of such Series D Shares are duly authorized, validly issued, and nonassessable and have been issued in compliance in with all applicable securities laws.

To the extent legally declared, dividends shall be paid monthly, in arrears.

In addition, beginning 24 months after the Closing Date, if the Issuer is more than 18 months in arrears on the payment of dividends and such arrearages are not the result of any prohibition on the payment of dividends under restricted junior payments provisions (taking into account any materiality thresholds, baskets and other exceptions and qualifications) of the Senior Facility (as defined in the Commitment Letter to which this term sheet forms a part (the “Commitment Letter”)) or any senior indebtedness of the Issuer refinancing the Senior Facility or the payment thereof is otherwise prohibited by law, the Investor shall be entitled to appoint an additional director (who need not be independent) to the Issuer’s Board of Directors, which director’s term shall end upon the Issuer becoming current with respect to dividends. Notwithstanding the foregoing, the right to appoint such an additional director shall terminate if any holder of Series D Shares exercises a put of any Series D Shares to the Existing Member (as defined in the Fee Letter).

The Series D Shares shall participate, on an as exchanged basis, in dividends, if any, in excess of seven percent (7.00%) per annum over the then-current Fixed Exchange Price.

For the avoidance of doubt, the Issuer shall not be obligated to pay in cash any dividends on the Series D Shares to the extent restricted by the Senior Facility, but such dividends shall continue to accrue (at the 8.00% rate).

Exchange:

Beginning immediately following their issuance, (the “Exchange Date”), the Investor shall have the unilateral right to require the Issuer to exchange some or all of the Series D Shares and the Issuer shall then, subject to the FINRA share cap and the applicable limitations set forth in the NYSE Listed Company Manual, if any, exchange the number of shares so selected by the Investor into shares of the Issuer’s Class A common stock (the “Class A Shares”) obtained by dividing the aggregate Exchange Amount of the Series D Shares by the Exchange Price; provided, however, with respect to an exchange of the Series D Shares in no event shall the Investor be obligated to accept Class A Shares resulting in the ownership by the Investor of more than 9.9% of the Issuer’s common stock outstanding at such time of exchange (for purposes of Section 16 under the Exchange Act); provided, further, that the foregoing provision will not entitle or be deemed to entitle the Investor to receive cash in lieu of Class A Shares.

The Series D Shares shall not be otherwise redeemable.

For purposes hereof:

“Exchange Amount” on a per share basis will equal the one-day VWAP of the Issuer’s Class A common stock on the trading day immediately prior to the announcement of Project Clifford, as adjusted to include any accrued dividends at the 8.00% rate.

“Fixed Exchange Price” on a per share basis shall initially equal 110% of the initial Exchange Amount, as may be adjusted from time to time.

“Exchange Price” on a per share basis, means the lowest of (i) a 2% discount to VWAP of the Issuer’s common stock for the ten (10) trading days prior to date of Investor’s election to exchange, (ii) a 2% discount to closing price of the Issuer’s common stock on the date of Investor’s election to exchange, and (iii) subject to the Anti-dilution and Price Protection, the Fixed Exchange Price.

Anti-dilution and Price Protection:

The Exchange Price shall be subject to adjustment pursuant to customary anti-dilution provisions. In addition, if in connection with the first Well-Marketed, Underwritten Public Offering of Common Stock after the date of the Commitment Letter, the common stock is sold to the public at a price lower than the then current Fixed Exchange Price, the Fixed Exchange Price shall be adjusted to equal to 110% of such price (and, for the avoidance of doubt, shall remain subject to additional adjustments).

Dividends:

While the Series D Shares are outstanding, if (a) the consolidated leverage ratio is greater than 3.0x LTM Adjusted EBITDA or (b) the consolidated fixed charge coverage ratio (including preferred equity) is greater than 2.0x, no dividends will be declared or paid on any class of Issuer equity securities (other than the Series D Shares).

“LTM Adjusted EBITDA” means net income, plus interest expense, plus tax expense, plus depreciation and amortization expense, plus employee share-based compensation expense, plus acquisition and integration related expenses and plus equity issuance and related offering costs.

Registration Rights	The Issuer agrees that within forty-five (45) days following the date of issuance of the Series D Shares (the “Closing Date”), it will file with the SEC a continuously effective resale Registration Statement (subject to customary blackout periods) for the Series D Shares and all shares of common stock issuable underlying the Series D Shares. In addition, the Issuer shall use its reasonable best efforts to have the Registration Statement declared effective at the earlier of (i) one hundred-twenty (120) days from the Closing Date or (ii) five (5) days after receiving a no-review status from the SEC.

Covenants

Negative covenants in respect of:

•          incurrence of indebtedness or guarantees above 4.0x LTM Adjusted EBITDA;

•          issuances of any senior equity securities and issuances of any parity shares that are not perpetual or that are equity linked;

Board Seats:

For so long as it owns at least $25 million (face amount) of Series D Shares, the Investor shall be entitled to appoint one (1) independent director to the Issuer’s Board of Directors, and, subject to the receipt of a customary non-disclosure agreement, one (1) Board observer), provided, however, this obligation will be deemed satisfied to the extent such appointments are made in accordance with the Commitment Letter. Any person to be appointed as the independent director of Investor shall meet the definition of “independent director” set forth in the rules and regulations of the NYSE for companies listed on the NYSE and applicable regulations promulgated by the SEC, and (ii) satisfy the reasonable criteria set forth in the Board charter. Notwithstanding the above, for so long as it owns at least $25 million (face amount) of Series D Shares, if there is a Bankruptcy Event or an acceleration of the outstanding obligations of the Issuer under the Senior Facilities, the Investor shall be entitled to appoint one (1) additional director to the Issuer’s Board of Directors, which director’s term shall end upon the Issuer curing such acceleration.

“Bankruptcy Event” means either:

(a)         the Issuer, pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due; or

(b)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which remains unstayed and in effect for 60 consecutive days, that: (i) is for relief against the Issuer in an involuntary case; (ii) appoints a custodian of the Issuer or for all or substantially all of the property of the Issuer; or (iii) orders the liquidation of the Issuer.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

For the avoidance of doubt, when taken together with all the other rights to appoint directors to the Board of Directors of the Issuer, the holders of the Series D Shares shall not be entitled to appoint a number of directors equal to 50% or more of the total number of seats on the Board.

Tax Matters:	Notwithstanding anything to the contrary contained herein, the Issuer agrees that it shall cooperate in good faith with the Investor and its tax counsel to structure (including any necessary restructuring or amendment of) the terms of the Series D Shares as necessary and/or advisable, to minimize the tax risks to the Investor, provided, however, no such restructuring shall adversely impact the economics of the Series D Shares to the Issuer or otherwise modify the Series D Shares in a manner inconsistent with the terms and conditions of the Senior Facilities Term Sheet. For the avoidance of doubt, such restructuring shall not be a condition precedent to the funding of the Investment on the Closing Date.

EXHIBIT E

SUMMARY OF CONDITIONS PRECEDENT FOR

THE INVESTMENT BY ISSUER IN THE
SUBJECT SECURITIES OF RCS CAPITAL CORPORATION

The following is a summary of the conditions precedent to the Investment in RCS Capital Corporation by certain affiliates of Luxor Capital Group, LP. For the avoidance of doubt, the conditions set forth in this term sheet are for the benefit of the Investor and each (or any portion thereof) condition may be waived solely by the Investor, in its sole and absolute discretion.

Issuer:	RCS Capital Corporation (the “Issuer”) (NYSE:RCAP)
Issue:	Convertible Notes , Convertible Preferred Securities and Common Stock (the “Subject Securities”)
Investor:	Certain affiliates of Luxor Capital Group LP (the “Investor”)
Investment:	The “Investment” as defined in the Commitment Letter to which this term sheet forms a part (the “Commitment Letter”).
Documentation:

Binding definitive documents (the “Definitive Documents”) (a) with respect to the Investment, consistent with the terms and conditions set forth in the Commitment Letter and with the term sheets attached as Exhibits A, B and C to the Commitment Letter (the “Securities Term Sheets”), including the Securities Purchase Agreement, and, (b) with respect to the transactions and agreements contemplated thereby, consistent with the Fee Letter (as defined in the Commitment Letter). The Definitive Documents will (i) include customary representations and warranties relating to the Issuer and its affiliates, indemnification of the Investor by the Issuer and its affiliates (provided that the only condition to closing relating to the accuracy of representations and warranties shall be as set forth in the Commitment Letter); restrictions on the operation of the Issuer and its affiliates’ business (including entry into any material agreement) following the Closing Date; reimbursement of Investor expenses; if executed prior to the Closing Date, conditions precedent to the transactions as set forth in Section 3 of the Securities Purchase Agreement and Section 6 of the Commitment Letter (including those set forth in this Term Sheet) and the Fee Letter; a usual and customary Section 16 blocker provision; and other provisions standard in such transactions (including, without limitation, those set forth in the Securities Term Sheets) and (ii) be acceptable to the Investor in its reasonable discretion; provided, that the terms of the Definitive Documents will be in a form such that they do not impair the availability of the Investment on the Closing Date if all the conditions required to be satisfied pursuant to Section 6 of the Commitment Letter are satisfied.

Consummation of the Investment:	With respect to the Common Stock, the concurrent issuance of the Convertible Notes and the Convertible Preferred Securities, except as such issuance may be modified in accordance with the Commitment Letter (the “Convertible Preferred Securities”); with respect to either the Convertible Notes or the Convertible Preferred Securities, the issuance of the Convertible Preferred Securities or the Convertible Notes, as applicable.

Material Adverse Effect:

Since the date of the Commitment Letter, there shall have been no event, change, effect or circumstance that, individually or in the aggregate has had, or would reasonably be expected to result in, a Company Material Adverse Effect (as defined in the Merger Agreement (as defined in the Commitment Letter)).

Closing of Acquisitions:

The Merger shall have been consummated or will be consummated in accordance with the Merger Agreement; provided that no amendment, modification or waiver of any term thereof or consent to any term thereto or of or with respect to any condition to the Issuer’s obligation to consummate the Merger thereunder (other than any such amendment, modification, waiver or consent that is not materially adverse to the interests of the Investor) shall be made or granted, as the case may be, without the prior written consent of the Investor (it being understood that (i) any price decrease of the Merger of less than 10% shall not, in and of itself, be deemed to be materially adverse to the interests of the Investor to the extent such reduction is applied to reduce the Investment and the Senior Facility (as defined in the Commitment Letter) on a pro rata basis and (ii) any increase in purchase price shall not be materially adverse to the interests of the Investor to the extent such increase is funded by an increase in the Senior Facility).

Fee Letter:	The substantially simultaneous payment and performance on the Closing Date of all premiums and performance of all obligations required pursuant to the Fee Letter.
Bank Facility:

The consummation of the transactions contemplated pursuant to a definitive agreement in accordance with the Senior Facility and any documents contemplated therein substantially in accordance with the terms described in the Senior Facility Term Sheet (as defined in the Commitment Letter) (as modified by any market flex) (including, without limitation, the incurrence by the Issuer of debt pursuant to the Senior Facility Term Sheet (of which up to $150,000,000 may be comprised of debt or equity securities as contemplated by the Senior Facilities Term Sheet (as defined in the Commitment Letter) but which shall not include any equity senior to the Convertible Preferred Securities, or any parity equity that is not perpetual or any parity equity that is common equity-linked)).

Restrictive Agreements:

Restrictive Covenants Agreement, dated as of the date hereof between the Issuer and each of Parent, RCS Capital Management, LLC, Nicholas S. Schorsch, William H. Kahane, Edward M. Weil, Jr., Peter M. Budko and Brian S. Block (the “Principals”) and such agreement shall be in full force and effect.

EXHIBIT F

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of [•], 2014, is by and among RCS Capital Corporation, a Delaware corporation (the “Company”), Luxor Capital Group, LP and certain of its affiliates (together, the “Investor”)1 and, solely for the purposes of Section 9, RCAP Holdings, LLC, a Delaware limited liability company (“Parent” and together with the Company, the “Signing Parties”)). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 7; references to an “Exhibit”, “Schedule” or “Section” are, unless otherwise specified, to an Exhibit, Schedule or Section, respectively, attached to this Agreement.

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act;

WHEREAS, the Company has authorized the creation of Series A Convertible Preferred Stock, par value $[0.001] per share (the “Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the form of Certificate of Designation of Series A Convertible Preferred Stock, attached as Exhibit [A] hereto (the “COD”)2 which Preferred Stock shall be convertible into shares of the Company’s common stock, par value $[0.001] per share (the “Common Stock”) in accordance with the terms of the COD;

WHEREAS, the Company desires to issue and sell to the Investor and the Investor desires to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number shares of Preferred Stock, set forth on the signature page to this Agreement (the “Preferred Shares”);

WHEREAS, the Company has authorized the sale and issuance of $120,000,000 of its 5% Convertible Notes due [2021] (the “Notes” and together with the Preferred Shares, collectively referred to herein as the “Convertible Securities”) pursuant to an indenture attached hereto as Exhibit [B] following the execution of this Agreement (as amended, supplemented or otherwise modified from time to time, the “Indenture”)3 which Notes shall be convertible into shares of Common Stock in accordance with the terms of the Indenture;

WHEREAS, the Company desires to issue and sell to the Investor and the Investor desires to purchase from the Company, upon the terms and conditions stated in this Agreement the entire principal amount of the Notes; and

1 NTD: Various Luxor entities will be signatories to this Agreement. Each entity, together with its portion of purchased Securities and Purchase Price, will be added to this Agreement prior to signing.

2 NTD: The COD to be on the terms and conditions set forth in that certain Commitment Letter dated January 14, 2014 among the Signing Parties and RCS Capital Management, LLC (the “Commitment Letter”) (including, without limitation, the Summary of Terms for Convertible Preferred Equity of RCS Capital Corporation attached as Exhibit [●] thereto).

3 NTD: The Indenture to be on the terms and conditions set forth in the Commitment Letter (including, without limitation, the Summary of Terms for Convertible Notes of RCS Capital Corporation attached as Exhibit [●] thereto).

WHEREAS, the Company desires to issue and sell to the Investor and the Investor desires to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number shares of Common Stock set forth on the signature page to this Agreement (the “Purchased Common Shares”, and together with the Preferred Shares and the Notes, the “Securities”).4

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor respectively agree, as follows:

1.          Agreement to Sell and Purchase the Securities

1.1.          At the Closing, subject to the terms and conditions of this Agreement, the Investor will purchase, and the Company will issue and sell to the Investor:

(a)    [the Preferred Shares;

(b)    the Notes; and

(c)    the Purchased Common Shares.]5

1.2.          The purchase price:

(a)    in respect of the Preferred Shares shall be $240,000,000 ($[•] per Preferred Share) (the “Preferred Purchase Price”);

(b)    in respect of the Notes shall be $80,000,000 (the “Notes Purchase Price”; and

(c)    in respect of the Purchased Common Shares shall be $[•] (the “Common Purchase Price” and together with the Preferred Purchase Price and the Notes Purchase Price, the “Purchase Price”).

2.          Closing of Sale of Preferred Shares.

2.1.          The purchase and delivery of the Securities to be purchased by the Investor shall take place at the offices of Proskauer Rose LLP, 11 Times Square, New York, New York 10036, at a closing (the “Closing”) on the Closing Date.

4 NTD: The Purchased Common Shares to be on the terms and conditions set forth in the Commitment Letter (including, without limitation, the Summary of Terms for Common Equity of RCS Capital Corporation attached as Exhibit [●] thereto). If the Well-Marketed Underwritten Public Offering (as defined in the Commitment Letter) has not occurred as of the date Closing Date (as defined in the Commitment Letter), all references to the acquisition of Purchased Common Shares will be removed from this Agreement and the parties will enter into a separate agreement in accordance with the Commitment Letter when such conditions are so satisfied.

5 NTD: Securities to be updated based upon the terms set forth in Section 1 of the Commitment Letter.

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2.2.          At the Closing, the Company will deliver or cause to be delivered to the Investor:

(a)    a copy of the Company’s irrevocable instructions to the Transfer Agent, duly executed by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, stock certificates free and clear of all restrictive and other legends (except as expressly provided in Section 6.1 hereof) and evidencing such number of the Investor’s Preferred Shares and Purchased Common Shares registered in the name of the Investor;

(b)    a note or notes in the form attached hereto as Exhibit [C] evidencing the principal amount of the Investor’s Notes6;

(c)    a legal opinion of Company Counsel, in the form attached hereto as Exhibit [D]7, executed by such counsel and delivered to the Investor;

(d)    a certificate of an officer of the Company, dated the Closing Date, certifying that the conditions specified in Section 3.1(a) have been fulfilled (the “Company Certificate”) in the form attached hereto as Exhibit [E] 8; and

(e)    a certificate of the Secretary of the Company, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (ii) certifying the current versions of the Charter and By-laws of the Company, in each case as amended, restated and/or supplemented and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company (the “Company Secretary’s Certificate”) in the form attached hereto as Exhibit [●]9.10

2.3.           At the Closing, the Investor shall deliver or cause to be delivered to the Company:

(a)    the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Investor by the Company for such purpose at least one (1) Business Day prior to the Closing; and

 6 NTD: The form of note to be on terms reasonably acceptable to the Investor and the Company and attached hereto prior to signing.

7 NTD: The Company Counsel opinion to be reasonably acceptable to the Investor and attached hereto prior to signing.

8 NTD: The Company Certificate to be on terms reasonably acceptable to the Investor and the Company and attached hereto prior to signing.

9 NTD: The Company Secretary’s Certificate to be on terms reasonably acceptable to the Investor and the Company and attached hereto prior to signing.

10 NTD: Although not expressly set forth in this Agreement, the other conditions for the benefit of the Investor set forth in the Commitment Letter and the Fee Letter dated January 14, 2014 among the Signing Parties and the other parties thereto (the “Fee Letter”) must be satisfied in all respects or waived prior (or concurrently with) the execution and delivery of this Agreement by the Investor.

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(b)          a certificate of an officer of the Investor, dated the Closing Date, certifying that the conditions specified in Section 3.2 (a) have been fulfilled (the “Investor Certificate”) in the form attached hereto as Exhibit [F] 11.

3.	Conditions to Closing.

3.1.         Conditions Precedent to Obligations of the Investor on the Closing Date. The obligation of the Investor to purchase and pay for the Securities to be sold to it at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Investor:

(a)          Representations and Warranties. The Specified Representations (other than those that relate to a particular date or period earlier than the Closing Date) disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect shall be true and correct in all material respects at the time of the Closing, except that any representation or warranty that relates to a particular date or period earlier than the Closing Date shall have been true in all material respects as of such date or period. For the avoidance of doubt, even though it is not a condition to Closing, the failure of any representations and warranties to be true and correct shall nevertheless be subject to indemnification in accordance with Section 9.

(b)          Deliverables. The Company or the other applicable parties shall have delivered to the Investor the deliverables contemplated in Section 2.2.

(c)          Legal Investment. On the Closing Date, the purchase of the Securities by the Investor shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Investor.

(d)          Merger. The Merger shall have been consummated or will be consummated in accordance with the Merger Agreement; provided that no amendment, modification or waiver of any term thereof or consent to any term thereto or of or with respect to any condition to the Company’s obligation to consummate the Merger thereunder (other than any such amendment, modification, waiver or consent that is not materially adverse to the interests of the Investor) shall be made or granted, as the case may be, without the prior written consent of the Investor (it being understood that (i) any price decrease of the Merger of less than 10% shall not, in and of itself, be deemed to be materially adverse to the interests of the Investor to the extent such reduction is applied to reduce the Purchase Price and the Debt Financing on a pro rata basis and (ii) any increase in purchase price shall not be materially adverse to the interests of the Investor to the extent such increase is funded by an increase in the Debt Financing).

(e)          Financing. The Company shall have received, or substantially simultaneously with the Closing shall receive, the proceeds of the Debt Financing (of which up to $150,000,000 may be comprised of debt or equity securities as contemplated by Debt Financing Documents but which shall not include any equity senior to the Preferred Shares, or any parity equity that is not perpetual or any parity equity that is common equity-linked).

11 NTD: The Investor Certificate to be on terms reasonably acceptable to the Investor and the Company and attached hereto prior to signing.

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(f)          Material Adverse Effect. Since the date of the Commitment Letter, there shall have been no event, change, effect or circumstance which, individually or in the aggregate has had, or would reasonably be expected to result in, a Company Material Adverse Effect.

(g)          Put Premium. The Company shall have paid $[●]12 to the Investor.

(h)          COD. The Company shall have filed the COD with the Secretary of State of the State of Delaware and the COD was declared effective.

(i)          HSR Act. The approval by the Federal Trade Commission in compliance with the HSR Act shall have been obtained and shall be in full force and effect.

3.2.         Conditions Precedent to Obligations of the Company on the Closing Date. The Company’s obligation to issue the Securities at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Company:

(a)          Deliverables. The Investor shall have delivered to the Company the deliverables contemplated in Section 2.3.

(b)          Legal Investment. On the Closing Date, the purchase of the Securities by the Investor shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Investor.

4.          Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Investor as follows:

4.1.          Organization and Qualification. Each Company Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. Each Company Party is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Company Party is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

12 NTD: Amount to be calculated per the Fee Letter prior to signing.

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4.2.          Authorization; Enforcement. Each Company Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by each Company Party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Company Party and no further consent or action is required by such Company Party, its Board of Directors, members, managers or its stockholders (as applicable). Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by each Company Party and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of such Company Party enforceable against such Company Party in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3.          No Conflicts. The execution, delivery and performance of the Transaction Documents to which each Company Party is a party and the consummation by such Company Party of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of such Company Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Company Party under the terms or conditions of, any agreement, credit facility, debt or other instrument (evidencing such Company Party’s debt or otherwise) or other understanding to which such Company Party is a party or by which any property or asset of such Company Party is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Company Party is subject (including, assuming the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which such Company Party or its securities are subject, including all applicable Trading Markets), or by which any property or asset of such Company Party is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

4.4.          Securities. The Convertible Securities, the Purchased Common Shares and the shares of Common Stock issuable upon conversion of the Convertible Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investor). No vote of any class or series of capital stock of or any equity interests in the Company is necessary to approve the issuance of the Convertible Securities, the Purchased Common Shares or the shares of Common Stock issuable upon conversion of the Convertible Securities.

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4.5.          Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s [Quarterly] Report on Form 10-[Q] for the [quarter] ended [September 30, 2013] and filed with the SEC on [November 13, 2013]13. As of the date hereof, (i) [     ]14 shares of Class A Common Stock, $0.001 par value, are issued and outstanding and (ii) [     ] shares of Class B Common Stock, $0.001 par value, are issued and outstanding. As of the date hereof, and as of the Closing Date, all outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in the SEC Reports filed prior to the date hereof, the Company did not have outstanding at September 30, 2013 any other Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any of the Securities, or securities or rights convertible or exchangeable into the Securities. Except as disclosed in SEC Reports, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue the Securities or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports filed prior to the date hereof and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership in excess of 5% of the outstanding Common Stock.

4.6.         SEC Reports; Financial Statements.

(a)          Except as set forth in SEC Reports filed prior to the date hereof or on Schedule 4.6 hereto, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”.

13 NTD: Date of most recent filing to be updated prior to Closing.

14NTD: Amounts to be filled in prior to Closing.

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(b)          As of their respective dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(c)          The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

4.7.         Material Changes; Undisclosed Events, Liabilities or Developments; Solvency. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports (other than forward-looking statements, risk factors and others statements cautionary in nature) filed prior to the date hereof or in Schedule 4.7 hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) neither the Company Parties nor any of their Subsidiaries have incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) neither the Company nor any Subsidiary has altered its method of accounting or changed its auditors, (iv) neither the Company nor and any Subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) neither the Company nor any Subsidiary has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 4.7, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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4.8.          No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (as defined in Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

4.9.          Private Placement; Investment Company. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.10.         Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

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4.11.         Registration Rights. Except as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived. No Person has registration or “piggy-back” rights that would preempt or “cut-back” the registration rights granted to the Investor under this Agreement.

4.12.         Absence of Litigation. Except as disclosed in the SEC Reports (other than forward-looking statements, risk factors and others statements cautionary in nature) filed prior to the date hereof, to the Company's knowledge, there is no action, suit, claim, Proceeding, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company that could, individually or in the aggregate, to have a Material Adverse Effect.

4.13.         Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

4.14.         Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) the Company is not in violation of any order of any court, arbitrator or governmental body, or (iii) the Company is not and has not been in violation of any statute, rule or regulation of any governmental authority.

4.15.         Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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4.15.         Sarbanes-Oxley Act. The Company is in compliance in all respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

4.16.         Reserve Regulations. The Company, and each Subsidiary, is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “Margin Stock” (as defined in Regulation U). No part of the proceeds of the purchase of Securities hereunder will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board of Governors, including, without limitation, Regulations T, U and X thereto.

4.17.         Reliance by the Investor. The Company acknowledges that the Investor will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

5.           Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

5.1.          Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2.          No Public Sale or Distribution. The Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

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5.3.          Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on Exhibit G on or prior to the date of this Agreement, the Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

5.4.          General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

5.5.          Experience of The Investor. The Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, or has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.6.          Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials, and all other materials the Investor deemed necessary for the purpose of making an investment decision with respect to the Securities, including information regarding the Merger Transactions, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company’s business, management and financial affairs and terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (including material non-public information) about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Investor has evaluated the risks of investing in the Securities, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for the Investor.

5.7.          No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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5.8.          No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.

5.9.          Prohibited Transactions; Confidentiality. The Investor, directly or indirectly, and any Person acting on behalf of or pursuant to any understanding with the Investor, has not engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that the Investor was first contacted by the Company, the Agent or any other Person regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

5.10.         Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances

5.11.         Legends. It is understood that, except as provided in Section 6.1, certificates evidencing the Preferred Shares may bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in Section 6.1

5.12.         No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.13.         Certain Information. The Investor acknowledges that the Company may have material, non-public information not known to the Investor regarding the Securities and the Company, including, without limitation information received by the Company on a privileged basis from the attorneys and financial advisers representing the Company and its Board of Directors. The Investor understands, based on its experience, the disadvantage to which the Investor is subject due to the disparity of information between the Company and the Investor and, notwithstanding this, the Investor has deemed it appropriate to enter into this Agreement and engage in the transactions contemplated hereby.15

15 NTD: to be updated if necessary for any MNPI received by the Investor based upon its relationship with AlixPartners LLP or their board observer.

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6.           Restrictions on Transfer; Other Agreements of the Parties.

6.1.         Preferred Shares Restrictive Legends. Any certificate or other document issued in respect of any Preferred Shares or Purchased Common Shares shall be endorsed with the legend set forth below, as appropriate:

(i)           “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ‘TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED (1) ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT (2) ABSENT AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES LAWS OF SUCH STATES OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT OR SUCH STATES OR, (3) EXCEPT IN A TRANSACTION IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT.” and

(ii)         any legend required by any applicable state securities law.

The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal offices, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Investor or any transferee upon its or their request.

Whenever the legend requirements imposed by this Section 6.1 shall terminate, as provided in Section 6.3, the respective holders of Preferred Shares or Purchased Common Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company’s expense, certificates representing the Preferred Shares without such legend.

6.2.          Notes Restrictive Legends. The Notes, when issued, will bear a legend as set forth in the Indenture.

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6.3.          Notice of Transfer, Opinions of Counsel. Each holder of the Preferred Shares bearing the restrictive legend set forth in Section 6.1 above (a “Restricted Security”), agrees with respect to any transfer of such Restricted Security to give to the Company (a) written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of the Securities Act or any state law and (b) upon reasonable request by the Company to such transferring holder, an opinion of counsel (at the expense of such holder), which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the Company to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act or any state law. If for any reason the Company (after having been furnished with the opinion required to be furnished pursuant to this Section 6.3), shall fail to notify such holder within ten (10) business days after such holder shall have delivered such notice of opinion to the Company that, in its or its counsel’s opinion, the transfer may not be legally effective (the “Illegal Transfer Notice”), such holders shall thereupon be entitled to transfer the Restricted Security as proposed. If the holder of the Restricted Security delivers to the Company an opinion of counsel (including in-house counselor regular counsel to the Investor or its investment adviser) which is in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any state law, and the Company does not provide the holders with an Illegal Transfer Notice as set forth above, the Company will within a reasonable period after such contemplated transfer, at the expense of such holder, deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 6.1(i) above. The restrictions imposed by this Section 6 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company at the expense of such holder, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by this Section 6. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 6.3 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 6.3. As used in this Section 6.3, the term “transfer” encompasses any sale, transfer or other disposition of any securities referred to herein.

6.4.          Shares Issuable Upon Conversion. At any time that the Convertible Securities are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon the conversion of the Convertible Securities from time to time remaining outstanding, in accordance with the terms and conditions of the Securities. All shares of Common Stock delivered upon conversion of the Convertible Securities shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any lien and shall not be subject to any pre-emptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

6.5.         Ownership Limits.

(a)          Each of the Investor and the Company acknowledge and agree that, in no event will the Investor be allowed to accept an aggregate number of shares of Common Stock pursuant to this Agreement and upon conversion of the Convertible Securities issued pursuant to this Agreement that exceeds 9.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date hereof (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like). The Investor and the Company agree that this provision is for the benefit of the Investor and can be waived by the Investor on 65 days’ notice to the Company.

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(b)          The Investor acknowledges and agrees that, prior to approval by the shareholders of the Company in accordance with Section 303 of the NYSE Listed Company Manual, in no event will the Company be obligated to issue to the Investor an aggregate number of shares of Common Stock pursuant to this Agreement and upon conversion of the Securities issued pursuant to this Agreement that exceeds 19.9% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date hereof (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like). The Investor further acknowledges and agrees that in no event will the Company be obligated to issue to the Investor an aggregate number of shares of Common Stock pursuant to this Agreement and upon conversion of the Securities issued pursuant to this Agreement that exceeds 24.9% of the number of shares of Common Stock outstanding without receipt of approval to do so from FINRA.

7.           Definitions. As used herein the following terms have the following respective meanings:

“Affiliate,” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the preamble, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day in which banks are not required or authorized to be closed in New York City, New York.

“By-laws” means the by-laws of the Company, as amended to date and presently in effect.

“Charter” means the charter of the Company, as amended to date and presently in effect.

“Charter Documents” has the meaning set forth in Section 4.1.

“Closing” has the meaning set forth in Section 2.

“Closing Date” means the date and time of the Closing, which shall occur on the day that all conditions precedent set forth in Section 2 are satisfied or waived by the applicable parties.

“COD” has the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Commitment Letter” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Common Purchase Price” has the meaning set forth in Section 1.2(c).

“Company” has the meaning set forth in the preamble.

“Company Certificate” has the meaning set forth in Section 2.2(d).

“Company Counsel” means Proskauer Rose LLP.

“Company Material Adverse Effect” has the meaning set forth in the Merger Agreement.

“Company Parties” means the Signing Parties, the Management Co and the Subsidiaries of the Company.

“Convertible Securities” has the meaning set forth in the recitals.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Debt Financing” has the meaning set forth in the Merger Agreement.

“Debt Financing Documents” has the meaning set forth in the Merger Agreement.

“Disclosure Materials” has the meaning set forth in Section 4.6(a).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 120th calendar day following the Closing Date; provided, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above.

“Effectiveness Period” has the meaning set forth in Section 8.1(b).

“Eligible Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” has the meaning set forth in the preamble.

“Filing Date” means the date that is forty-five (45) days after the Closing Date or, if such date is not a Business Day, the next date that is a Business Day.

“Fee Letter” has the meaning set forth in Section 2.2(e).

“FINRA” has the meaning set forth in Section 5.3.

“GAAP” has the meaning set forth in Section 4.6(b).

“Governmental Authority” means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Illegal Transfer Notice” has the meaning set forth in Section 6.2.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Indemnified Party” has the meaning set forth in Section 9.1(c).

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“Indemnifying Party” has the meaning set forth in Section 9.1(c).

“Indenture” has the meaning set forth in the recitals.

“Investor” has the meaning set forth in the preamble.

“Investor Certificate” has the meaning set forth in Section 2.3(b).

“Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Management Co” means RCS Capital Management, LLC.

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries taken as a whole on a consolidated basis or (ii) material and adverse impairment of the Company's ability to perform its obligations under any of the Transaction Documents, provided, that, none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Merger” has the meaning set forth in the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January [●], 2014 by and among Red Dog Capital Corporation, Clifford Acquisition Co., Clifford Financial Holdings, Inc. and the stockholder representative named therein.

“Merger Transactions” means the transactions contemplated by the Merger Agreement.

“Notes” has the meaning set forth in the recitals.

“Notes Purchase Price” has the meaning set forth in Section 1.2(b).

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Securities.

“Parent” has the meaning set forth in the preamble.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

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“Preferred Purchase Price” has the meaning set forth in Section 1.2(a).

“Preferred Shares” has the meaning set forth in the recitals.

“Preferred Stock” has the meaning set forth in the recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in Section 1.2(c).

“Purchased Common Shares” has the meaning set forth in the recitals.

“Registrable Securities” means the Preferred Stock and any Common Stock issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement required to be filed under Section 8 with respect to the Registrable Securities, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement

“Regulation D” has the meaning set forth in the recitals.

“Restricted Security” has the meaning set forth in Section 6.3.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 144A” means Rule 144A as promulgated by the SEC under the Securities Act, and any successor rule or regulation thereto.

“Schedule” has the meaning set forth in the preamble.

“Securities” has the meaning set forth in the recitals.

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“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.6(a).

“Section” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended.

“Selling Expenses” means all underwriting discounts, selling fees or commissions and stock transfer taxes applicable to any sale of Registrable Securities.

“Short Sales” has the meaning set forth in Section 5.9.

“Signing Parties” has the meaning set forth in the preamble.

“Specified Representations” means the representations and warranties of the Company set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.6(a), the final sentence of 4.9, 4.14(ii) and (iii) and 4.16.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns a majority of the outstanding equity and/or control.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that, in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 5.9.

“Transaction Documents” means, collectively, this Agreement, the schedules and exhibits attached hereto, and any and all agreements, certificates, instruments and other documents of any Company Party required thereby or executed in connection hereto [(including, without limitation, the Commitment Letter, Fee Letter, that certain Voting Agreement dated as of the date hereof by and between the Investor and certain Company Parties, that certain Side Letter dated as of the date hereof by and among the Investor and certain Company Parties, and that certain Restructuring Side Letter dated as of the date hereof by and among the Investor and certain Company Parties.]

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“Transfer Agent” means [Computershare Trust Company, N.A.], or any successor transfer agent for the Company.

8.           Registration Rights.

8.1.        Registration Statement.

(a)          On or prior to the Filing Date, the Company shall prepare and file with the SEC a Registration Statement or, if a Registration Statement is then effective, a supplement to the Prospectus, in either case covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision); provided, that the Company may, in its sole discretion, extend the Filing Date for up to ten (10) days.

(b)          Company shall cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, but in any event prior to the applicable Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without any volume limitations under Rule 144 (the “Effectiveness Period”).

(c)          Notwithstanding anything in this Agreement to the contrary, after 90 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective (or Prospectus filed, as appropriate) pursuant to this Agreement, the Company may, by written notice to the Investor, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investor immediately cease the sale of Registrable Securities pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, the Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until the Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 8.1(c) may be exercised for a period of no more than 20 Trading Days at a time and not more than three (3) times in any twelve-month (12) period. Immediately after the end of any suspension period under this Section 8.1(c), the Company shall take all necessary actions (including filing any required supplemental Prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investor to publicly resell its Registrable Securities pursuant to such effective Registration Statement.

8.2.        Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

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(a)          Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the Investor copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Investor. The Company shall reflect in each such document when so filed with the SEC such comments regarding the description of the transactions contemplated by this Agreement, the COD or the Indenture, the Investor and the plan of distribution as the Investor may reasonably and promptly propose no later than two (2) Trading Days after the Investor has been so furnished with copies of such documents as aforesaid.

(b)           (i) Subject to Section 8.1(c), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any successor provision); and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)          Notify the Investor as promptly as reasonably possible, and (if requested by the Investor confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (ii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)          Promptly deliver to the Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

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(f)          (i) In the manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application (or applications) covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Stock to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Investor evidence of such listing; and (iv) except as a result of events provided for in Section 8.1(c), during the Effectiveness Period, maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

(g)          Prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)          Cooperate with the Investor to facilitate the timely preparation and delivery of certificates or book-entry records, as required by the Investor, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or records, as applicable, shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any the Investor may reasonably request.

(i)          Upon the occurrence of any event described in Section 8.2(c)(iii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)          Cooperate with any reasonable due diligence investigation undertaken by the Investor in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided, that, the Company will not deliver or make available to any Investor material, nonpublic information unless the Investor requests in advance in writing to receive material, nonpublic information and agrees in writing to keep such information confidential.

(k)          Comply with all rules and regulations of the SEC applicable to the registration of the Common Stock.

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(l)           It shall be a condition precedent to the obligations of the Company to complete the registration or Prospectus supplement filing pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor furnishes to the Company the information reasonably requested by the Company and such other information regarding itself, the Registrable Securities and other Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities or file a Prospectus supplement with respect to the Registrable Securities and shall complete and execute such documents in connection with the foregoing as the Company may reasonably request.

(m)         The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 (or any successor provision) under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 (or any successor provision) under the Securities Act, reasonably promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 (or any successor provision) and, as a result thereof, the Investor is required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

8.3.          Registration Expenses. The Company shall pay all fees and expenses (other than Selling Expenses) incurred in connection with the performance of or compliance with Section 8 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. All Selling Expenses incurred in connection with the sale of Registrable Securities shall be borne by the Investor or other holder selling such Registrable Securities. The Investor and other holders of Registrable Securities shall pay the expenses of their own counsel and other advisers.

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9.           Indemnification; Miscellaneous.

9.1.        Indemnification by the Signing Parties.

(a)          Indemnification by the Company. The Signing Parties shall, notwithstanding any termination of this Agreement, indemnify and hold harmless, jointly and severally, the Investor, the Investor’s members, stockholders, officers, directors, agents and employees and each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based on (i) any misrepresentation or breach of any representation or warranty made by a Company Party in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (regardless of whether such misrepresentation, violation or breach constitutes a failure of a condition to Closing for the benefit of the Investor (and regardless of whether any such condition is waived by the Investor), (ii) any breach of any agreement or obligation by a Company Party of any Transaction Document (regardless of whether such breach constitutes a failure of a condition to Closing for the benefit of the Investor (and regardless of whether any such condition is waived by the Investor), (iii) any Proceeding with respect to the Merger, the Company or the Transactions or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor or its agent for use therein, or to the extent that such information relates to the Investor or the Investor's proposed method of distribution of Registrable Securities and was reviewed and expressly approved by the Investor or its agent in writing expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected Prospectus was timely made available by the Company to the Investor, and the Investor or its agent seeking indemnity hereunder was advised in writing not to use the incorrect Prospectus prior to the use giving rise to Losses.

(b)          Indemnification by the Investor. The Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its directors, officers, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses (i) arising out of or based on any misrepresentation or breach of any representation or warranty made by the Investor in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (regardless of whether such misrepresentation, violation or breach constitutes a failure of a condition to Closing for the benefit of the Company (and regardless of whether any such condition is waived by the Company), (ii) any breach of any agreement or obligation by the Investor of any Transaction Document (regardless of whether such breach constitutes a failure of a condition to Closing for the benefit of the Company (and regardless of whether any such condition is waived by the Company), or (iii) arising out of (A) any violation or purported violation of securities laws by the Investor in connection with any resale of Common Stock and (B) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements or omissions are based solely upon information regarding the Investor furnished to the Company by the Investor or its agent in writing expressly for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Investor or its agent expressly for use in the Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

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All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 9.1(c)) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that, the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)          Contribution. If a claim for indemnification under Section 9.1(a) or  (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 9.1(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 9.1 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.1(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9.1(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section 9.1 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

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9.2.          Dispositions. The Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and, to the extent any such sales are made under the Registration Statement, shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. The Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8.1(c), the Investor will discontinue disposition of such Registrable Securities under the Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. The Investor agrees that the removal of the restrictive legend from certificates or book-entry records representing the Securities as set forth in this Section 9.2 is predicated upon the Company’s reliance that the Investor will comply with the provisions of this subsection. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

9.3.          [RESERVED]

9.4.          Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities. The Company shall pay to (or on behalf of) the Investor its fees and expenses in accordance with Section 7 of the Commitment Letter (the “Reimbursable Expenses”).

9.5.          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

9.6.          Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service, or (iii) sent by facsimile or e-mail transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided in this Section 8.6; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

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If to the Company:

RCS Capital Corporation

405 Park Avenue

15th Floor

New York, New York 10022

Attention: Legal Counsel

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention:       Peter Fass, Esq.

If to the Investor:

Luxor Capital Group LP

1114 Avenue of the Americas, 29th Floor

New York, NY 10036

Attention: Norris Nissim

Telephone:  212-763-8000

Facsimile:   212-763-8001

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park

Bank of America Tower
New York, New York 10036
Attention:      Jeffrey L. Kochian and Ryan Katz
Facsimile:       212-872-1002
Email: jkochian@akingump.com; rkatz@akingump.com

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 8.6. Any Notice shall be deemed given upon actual receipt (or refusal of receipt.

9.7.          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor (and Parent solely with respect to this Section 9) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.8.          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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9.9.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Any Investor may assign its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Preferred Shares, by the provisions hereof that apply to the “Investor” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

9.10.         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 9.1 and (in each case) may enforce the provisions of such Section applicable to them directly against the parties with obligations thereunder.

9.11.         Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT, (A) THE INTERPRETATION OF THE DEFINITION OF “COMPANY MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY REPRESENTATION IN THE MERGER AGREEMENT AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE COMPANY HAS THE RIGHT TO TERMINATE ITS OBLIGATIONS UNDER OR NOT TO CLOSE THE MERGER AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE MERGER HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT, IN EACH CASE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE COMPANY, PARENT AND THE INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY, PARENT AND THE INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

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9.12.         Survival. The representations and warranties contained herein shall survive the Closing for a period of one year following the Closing Date.

9.13.         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

9.14.         Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.15.         Replacement of Stock Certificates. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate or note affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or note.

9.16.         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

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9.17.         Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and the other Signing Parties shall remain liable for such payments.

9.18.         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Securities (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Securities), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RCS Capital Corporation

By
Name:
Title:

RCAP Holdings, LLC

By
Name:
Title:

LUXOR CAPITAL GROUP, LP

By
Name:
Title: